EXHIBIT 10.28
AMENDMENT 2019-1

MERCURY GENERAL CORPORATION PROFIT SHARING PLAN
WHEREAS, Mercury General Corporation (the “Company”) maintains the Mercury General Corporation Profit Sharing Plan (the “Plan”);
WHEREAS, pursuant to Section 9.1 of the Plan, the Company is authorized to amend the Plan; and
WHEREAS, the Company desires to amend the Plan’s hardship distribution provisions to comply with certain provisions of the Bipartisan Budget Act of 2018.
NOW, THEREFORE, the Plan is amended, effective as of January 1, 2019, as follows:
1.    Subsection (a) of Section 7.2 of the Plan is amended to read as follows:
“(a)    Subject to the approval of the Committee and guidelines promulgated by the Committee, withdrawals from the Participant’s Compensation Deferral Account (including earnings thereon), Company Contributions Account, Employer Matching Contributions Account, ESOP Account and Rollover Account (collectively, his ‘Accounts’) may be permitted, subject to the approval of the Committee and guidelines promulgated by the Committee, to meet a financial hardship resulting from:
(1) Expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code, determined without regard to the limitations in Section 213(a) (relating to the applicable percentage of adjusted gross income and the recipients of the medical care);
(2) Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);
(3) Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant, for the Participant’s spouse, child or dependent (as defined in Section 152 of the Code without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B));
(4) Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence;
(5) Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, child or dependent (as defined in Section 152 of the Code without regard to section 152(d)(1)(B));
(6) Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to Section 165(h)(5) and whether the loss exceeds 10% of adjusted gross income); or
(7) Expenses and losses (including loss of income) incurred by the Participant on account of a disaster declared by the Federal Emergency Management Agency (FEMA) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, Public Law 100-707, provided that the Participant’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster.
The Committee shall determine, in a non-discriminatory manner, whether a Participant has a financial hardship. A distribution may be made under this Section 7.2(a) only if such distribution does not exceed the amount required to meet the immediate financial need created by the hardship and is not reasonably available from other resources of the Participant.”
2.    Subsection (c) of Section 7.2 of the Plan is deleted, and subsections (d) and (e) of Section 7.1 are redesignated as subsections (c) and (d), respectively.
3.    Subsection (c) of Section 7.2 of the Plan, as redesignated, is amended to read as follows:
“(c)    Effective January 1, 2019, any 6-month suspension of Compensation Deferrals still in effect with respect to a distribution made under this Section prior to January 1, 2019 shall cease.”
4.    Subsection (d) of Section 7.2 of the Plan, as redesignated, is amended to read as follows:
“(d)    A Participant shall not be permitted to make any withdrawals from his Accounts pursuant to this section until he has obtained all distributions, other than hardship distributions, currently available under all qualified profit sharing and retirement plans maintained by the Company or a Related Company. However, a Participant is not required to obtain a loan prior to making a withdrawal under this section.”
IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment 2019-1 to the Plan this 1st day of January, 2019.

MERCURY GENERAL CORPORATION

By: /s/ THEODORE STALICK

Its: Senior Vice President and Chief Financial Officer

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